UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

Churchill Capital Corp IX

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-42041	86-1885237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Fifth Avenue, 14th Floor
New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 380-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant	CCIXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCIX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CCIXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on June 5, 2025, Churchill Capital Corp IX (“Churchill”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AL Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Churchill, AL Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Churchill and Plus Automation, Inc., a Delaware corporation (“PlusAI”), as amended.

On April 20, 2026, Churchill and PlusAI entered into a Termination Agreement pursuant to which the Merger Agreement was terminated by the mutual consent of Churchill and PlusAI, effective as of April 20, 2026, due to market conditions.

In view of the termination of the Merger Agreement, Churchill has cancelled its extraordinary general meeting of shareholders previously scheduled for 10:00 a.m. Eastern Time on April 24, 2026 and the related redemption deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL CAPITAL CORP IX

Date: April 21, 2026	By:	/s/ Jay Taragin
Jay Taragin Chief Financial Officer